SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2007

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

From February 2007 through March 2007, we sold an aggregate of 5,000,000 shares of our common stock to accredited investors resulting in gross proceeds of $2,500,000. This private placement was exempt from registration under the Securities Act of 1933, as amended, in reliance on Rule 506 of Regulation D. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to $60,550.

On March 12, 2007 certain holders of Promissory Notes (“Notes Payable” or the “Notes”) of the Company, issued at various times from August 2003 to January 2007, converted the principal amount of the Notes and accrued but unpaid interest in the aggregate amount of $921,009 into shares of common stock of the Company at a conversion price of $0.50 per share resulting in the issuance of 1,842,018 shares of common stock equaling 3.8% of the issued and outstanding common stock of the Company. The Company did not receive any proceeds as part of this conversion. The issuance of the shares upon conversion of the Notes was exempt from registration under the Securities Act of 1933, as amended, in reliance on Rule 506 of Regulation D. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The holders of the Notes had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. The Company was not aided in this transaction by a Placement Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniComm Systems, Inc.

Date: March 12, 2007	By:	/s/ Ronald T. Linares
Ronald T. Linares
Vice President of Finance, Chief Financial and Accounting Officer